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                                  EXHIBIT 9.15

               Irrevocable Proxy of Maryland Park Apartments, Inc.

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                                January 21, 1999

Anchor Gaming
815 Pilot Road, Suite G
Las Vegas, NV 89119-3726

         Re: Irrevocable Proxy for Stock of Anchor Gaming

Ladies and Gentlemen:

         The proxy granted by this letter is being granted in connection with the execution and delivery of similar proxies by other members of the Fulton family and in reliance upon such action by such other members of the Fulton family. The undersigned hereby revokes any previous proxies (including, without limitation, any irrevocable proxy in favor of Stanley E. Fulton, to which revocation Mr. Fulton does hereby consent) and irrevocably appoints Stanley E. Fulton and his designees and each of them (the "PROXYHOLDER"), effective as of the date of this letter as the proxy of the undersigned to attend any and all meetings of stockholders of Anchor Gaming and any adjournments or postponements of such meetings (collectively, a "MEETING"), to vote for and in the name, place, and stead of the undersigned at any Meeting all shares of Common Stock, par value $.01 per share (the "COMMON SHARES"), beneficially owned directly or indirectly by the undersigned on the date of this letter and any other shares of capital stock or other voting security of Anchor Gaming, a Nevada corporation ("ANCHOR GAMING"), hereafter beneficially owned, directly or indirectly, by the undersigned (collectively, the "PROXY SHARES"), to execute written consents to corporate action with respect to the Proxy Shares, and to represent and otherwise act for the undersigned with the same force and effect as if the undersigned were personally present at such Meeting or executing such consent with respect to any matter. The undersigned agrees to inform the Proxyholder promptly of any change in the number of Proxy Shares.

         The undersigned represents and warrants to the Proxyholder that (i) the undersigned has all necessary power and authority to execute and deliver this proxy; (ii) none of the Proxy Shares is subject to any voting trust or any other agreement, arrangement, or understanding with respect to the voting of such shares other than this proxy that is not effectively revoked by this proxy; and
(iii) the undersigned owns all of the Proxy Shares free and clear of any lien, claim, charge, security interest, or other adverse claim whatsoever. The undersigned and the Proxyholder agree that the undersigned may offer and sell the Proxy Shares without restriction under this proxy, and that upon such sale the sold Proxy Shares will be released from this proxy. The undersigned further agrees that until such sale, the Proxy Shares will bear an appropriate legend referring to this proxy.

         This proxy is coupled with an interest and is expressly made irrevocable and will expire at 5:00 p.m., Las Vegas time, on December 31, 2000. The undersigned acknowledges that monetary damages would be an inadequate remedy for a breach of the provisions of this proxy and that (in addition to any other remedy available at law) the obligations of the undersigned and the rights of the Proxyholder are specifically enforceable.

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         The undersigned authorizes the Proxyholder to substitute any other person or entity to act under this proxy, to revoke any such substitution, and to file this proxy and any substitution or revocation of this proxy with the Secretary of Anchor Gaming. The undersigned and the Proxyholder further agree that in the event of the death, or during the period of mental incapacity, of the Proxyholder, Michael B. Fulton and Elizabeth F. Jones will, acting together, in each instance by an instrument signed by each of such persons, be substituted for the Proxyholder with the same authority as the Proxyholder.

                                              Maryland Park Apartments

                                              /s/ MERLE S. ELLIOT, TREASURER
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                                              Name: MERLE S. ELLIOT, TREASURER
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